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                                                                      EXHIBIT 11

                      CREATIVE COMPUTER APPLICATIONS, INC.

                    COMPUTATION OF EARNINGS PER COMMON SHARE


                                                                                              Three Months Ended  November 30,
                                                                                               1999                       1998
                                                                                        ------------------         ----------------
AVERAGE MARKET PRICE PER SHARE                                                          $             2.34         $            .82
                                                                                        ------------------         ----------------
                                                                                        ------------------         ----------------

NET INCOME                                                                              $          157,332         $         43,142
                                                                                        ------------------         ----------------
                                                                                        ------------------         ----------------

Basic weighted average number of common
     shares outstanding                                                                          3,122,925                2,920,740
Diluted effect of stock options                                                                    436,299                        -
                                                                                        ------------------         ----------------

Diluted weighted average number of common
     shares outstanding                                                                          3,559,224                2,920,740
                                                                                        ------------------         ----------------
                                                                                        ------------------         ----------------

Basic earnings per share                                                                $              .05         $            .01
                                                                                        ------------------         ----------------
                                                                                        ------------------         ----------------

Diluted earnings per share                                                              $              .04         $            .01
                                                                                        ------------------         ----------------
                                                                                        ------------------         ----------------
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